Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE FOURTH QUARTER RESULTS

EXCEED COMPANY’S GUIDANCE

Continuing Operations Income of $0.50 per Diluted Share Tops Guidance of $0.43

Quarter’s Continuing Operations EPS Up 19% Over Last Year

Full Year Operating Cash Flows Exceed $200 Million for Second Consecutive Year

LOUISVILLE, Ky. (February 8, 2011) – Kindred Healthcare, Inc. (“Kindred” or “the Company”) (NYSE:KND) today announced its operating results for the fourth quarter and year ended December 31, 2010. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Financial and Operating Highlights:

•	Fourth quarter consolidated results show strong growth compared to last year

•	Revenues grew 6% to $1.1 billion

•	Operating income rose 8% to $158 million

•	Income from continuing operations increased 21% to $20 million

•	Diluted earnings per share from continuing operations grew 19% to $0.50

•	Hospitals report growth from last year’s fourth quarter

•	Recent acquisitions drove hospital revenues up 5% to $508 million

•	Operating income grew 3% to $96 million

•	Nursing and rehabilitation centers successfully transitioned to new Medicare payment system in fourth quarter

•	Revenue growth of 4% driven by increased patient acuity and a corresponding increase in the intensity of physician, nursing, respiratory and rehabilitation therapy services provided

•	Admissions grew 4% even as length of stay declined two days and more patients returned home faster

•	Division reports solid 13% growth in operating income

•	Peoplefirst Rehabilitation adds to customer base and adjusts to new Medicare rules in fourth quarter

•	Division reports 21% revenue growth primarily driven by new customers

•	Operating income declined by 15% due to higher therapist costs, the RUGs IV and concurrent therapy rule changes and acquisition-related costs

•	Full-year operating cash flows exceed $200 million for second consecutive year

•	Routine and development capital expenditures were fully funded through internal sources in both years

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680 South Fourth Street       Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

Fourth Quarter Results

Continuing Operations

Consolidated revenues for the fourth quarter ended December 31, 2010 increased 6% to $1.14 billion compared to $1.07 billion in the same period last year. Income from continuing operations for the fourth quarter of 2010 totaled $19.7 million or $0.50 per diluted share compared to $16.3 million or $0.42 per diluted share in the fourth quarter last year. Operating results for the fourth quarter of 2010 included acquisition-related costs that reduced income from continuing operations by approximately $1.6 million or $0.04 per diluted share.

Discontinued Operations

From time to time, the Company enters into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses and gains or losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

For the fourth quarter of 2010, the Company reported income from discontinued operations totaling $1.1 million or $0.03 per diluted share compared to $2.4 million or $0.06 per diluted share in the fourth quarter of 2009.

In the fourth quarter of 2010, the Company reported a loss of $0.4 million or $0.01 per diluted share related to the divestiture of discontinued operations. During the same period in 2009, the Company recorded a gain of $0.6 million or $0.01 per diluted share related to these divestitures.

Fiscal Year Results

Continuing Operations

Consolidated revenues for the year ended December 31, 2010 increased 2% to $4.4 billion compared to $4.3 billion in the previous year. Income from continuing operations totaled $56.1 million or $1.42 per diluted share in 2010 compared to $62.6 million or $1.60 per diluted share in 2009.

Operating results in 2010 included certain items that reduced income from continuing operations by approximately $2.0 million or $0.05 per diluted share. Operating results in 2009 included certain items that increased income from continuing operations by approximately $1.8 million or $0.04 per diluted share.

Discontinued Operations

The Company reported income from discontinued operations totaling $0.8 million or $0.02 per diluted share in 2010 and $0.9 million or $0.02 per diluted share in 2009.

Losses on the divestiture of discontinued operations totaled $0.4 million or $0.01 per diluted share for 2010 compared to $23.4 million or $0.60 per diluted share for 2009.

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Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

Management Commentary

“We are pleased with our fourth quarter operating results,” remarked Paul J. Diaz, President and Chief Executive Officer of the Company. “Our performance was particularly noteworthy in the context of a very busy quarter that included the successful transition of our nursing and rehabilitation centers and rehabilitation therapy business to the new Medicare reimbursement rules and the smooth integration of three recent cluster market acquisitions that included five hospitals, three nursing and rehabilitation centers and a home health company.”

Commenting further on the Company’s fourth quarter results, Mr. Diaz noted “Despite continued volume challenges, our hospital business reported positive results, as we successfully added five acquired hospitals in southern California and opened a new hospital in Illinois. The successful operational and clinical transition to the new RUGs IV Medicare payment system in both our nursing and rehabilitation centers and our Peoplefirst rehabilitation therapy business resulted from the significant efforts of thousands of our caregivers across the Company. Finally, our 6,000 therapists in Peoplefirst also worked through the new Medicare rules related to RUGs IV and the related concurrent therapy policy while adding 64 more customers to our growing contract therapy business.”

Mr. Diaz noted, “For the second consecutive year, our operating cash flows exceeded $200 million. As a result, all of our routine and development capital spending was funded internally, providing the Company with the additional financial flexibility to deploy its $600 million revolving credit facility to fund cluster market acquisitions.”

Mr. Diaz also commented on the Company’s 2010 Quality and Social Responsibility Report, “The Company is proud to issue its fourth annual Quality and Social Responsibility Report to fulfill our commitment to be transparent about our quality results and our ongoing efforts to improve the care and services for our patients and residents.” Mr. Diaz noted that the Report links the Company’s quality initiatives with its Continue the Care and cluster market strategies. “Both policymakers and the private markets are demanding that healthcare providers participate in coordinated care strategies to improve quality, reduce avoidable hospitalizations and lower costs. Kindred’s cluster market strategy is designed to leverage Kindred’s national scale to build a continuum of post-acute services in local healthcare delivery markets to achieve these shared goals. Kindred is aggressively developing a post-acute continuum of service lines in local markets, including long-term acute care hospitals, inpatient rehabilitation facilities, subacute or transitional care, long term care, including Alzheimer’s and dementia care, and home care and hospice services, in order to partner with hospitals, health systems and payors to better manage episodes of care while at the same time improving quality and lowering costs.”

Acquisition of RehabCare Group, Inc.

In a separate release earlier today, the Company announced the execution of a definitive agreement to acquire RehabCare Group, Inc. (“RehabCare”) (NYSE:RHB).

Company Suspends 2011 Earnings Guidance

In connection with the pending acquisition of RehabCare, the Company has suspended its fiscal 2011 earnings guidance.

Conference Call

As noted in today’s separate announcement of the RehabCare acquisition, a joint conference call to discuss the pending transaction will be held at 8:30 a.m. EST on Tuesday, February 8, 2011. The conference call can be accessed by dialing (913) 312-1305. Investors can access a live webcast of a conference call through a link on Kindred’s website at www.kindredhealthcare.com.

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Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

A telephone replay of the conference call will be available at approximately 11:30 a.m. on February 8 by dialing (719) 457-0820, access code: 7191328. The replay will be available through February 16.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the receipt of all required licensure and regulatory approvals and the satisfaction of the closing conditions to the RehabCare acquisition, including approval of the pending transaction by the stockholders of the respective companies, and the Company’s ability to complete the required financing as contemplated by the financing commitment, (b) the Company’s ability to integrate the operations of the acquired hospitals and rehabilitation services operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the RehabCare acquisition and any other acquisitions that may be undertaken during 2011, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions and the risk that RehabCare fails to meet its expected financial and operating targets, (c) the potential for diversion of management time and resources in seeking to complete the RehabCare acquisition and integrate its operations, (d) the potential failure to retain key employees of RehabCare, (e) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on the Company’s funding costs, operating flexibility and ability to fund ongoing operations with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets, (f) the potential for dilution to the Company’s stockholders as a result of the RehabCare acquisition, (g) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of the Company’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (h) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care (“LTAC”) hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (i) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (j) the ability to successfully pursue development activities, including through acquisitions, and successfully integrate new operations, including the

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Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (k) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (l) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions, (m) failure of any facilities to meet applicable licensure and certification requirements, (n) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (o) the ability to meet rental and debt service obligations, (p) the ability of the Company to operate pursuant to the terms of its debt obligations, including the Company’s obligations under financings undertaken to complete the RehabCare acquisition, and the ability of the Company to operate pursuant to its master lease agreements with Ventas, Inc. (NYSE:VTR), (q) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (r) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (s) the ability of the Company to control costs, particularly labor and employee benefit costs, (t) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (u) the ability to attract and retain key executives and other healthcare personnel, (v) the increase in the costs of defending and insuring against alleged professional liability and other claims and the ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (w) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (x) the ability to successfully dispose of unprofitable facilities, (y) events or circumstances which could result in the impairment of an asset or other charges, (z) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (aa) the ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income from continuing operations provided in the Condensed Business Segment Data is included in this press release.

As noted in this earnings release, the Company presents the financial measure of free cash flows available for investment and other capital uses. The Company recognizes that free cash flows available for investment and other capital uses is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and other financing activities. In addition, management uses free cash flows available for investment and other capital uses in making decisions related to acquisitions, development capital expenditures, long-term debt repayments and other uses.

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Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

Additional Information About this Transaction

In connection with the pending transaction with RehabCare, Kindred will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Kindred and RehabCare that also constitutes a prospectus of Kindred. Kindred and RehabCare will mail the definitive proxy statement/prospectus to their respective stockholders. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PENDING TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (when available) and other related documents filed by Kindred and RehabCare with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other documents filed by Kindred and RehabCare with the SEC may also be obtained for free by accessing Kindred’s website at www.kindredhealthcare.com and clicking on the “Investors” link then clicking on the link for “SEC Filings” or by accessing RehabCare’s website at www.rehabcare.com and clicking on the “Investor Information” link and then clicking on the link for “SEC Filings”.

Participants in this Transaction

Kindred, RehabCare and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from their respective stockholders in favor of the pending transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the pending transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Kindred’s executive officers and directors in Kindred’s definitive proxy statement filed with the SEC on April 1, 2010. You can find information about RehabCare’s executive officers and directors in its definitive proxy statement filed with the SEC on March 23, 2010. You can obtain free copies of these documents from Kindred or RehabCare, respectively, using the contact information above.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-200 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of over $4.3 billion and approximately 56,800 employees in 40 states. At December 31, 2010, Kindred through its subsidiaries provided healthcare services in 696 locations, including 89 long-term acute care hospitals, 226 nursing and rehabilitation centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 381 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies in 2009 and 2010, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

KINDRED HEALTHCARE, INC.

Financial Summary

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues	$1,135,484	$1,069,991	$4,359,697	$4,270,007

Income from continuing operations	$19,755	$16,345	$56,146	$62,612
Discontinued operations, net of income taxes:
Income from operations	1,125	2,396	798	931
Gain (loss) on divestiture of operations	(456)	567	(453)	(23,432)

Net income	$20,424	$19,308	$56,491	$40,111

Earnings per common share:
Basic:
Income from continuing operations	$0.50	$0.42	$1.42	$1.61
Discontinued operations:
Income from operations	0.03	0.06	0.02	0.02
Gain (loss) on divestiture of operations	(0.01)	0.01	(0.01)	(0.60)

Net income	$0.52	$0.49	$1.43	$1.03

Diluted:
Income from continuing operations	$0.50	$0.42	$1.42	$1.60
Discontinued operations:
Income from operations	0.03	0.06	0.02	0.02
Gain (loss) on divestiture of operations	(0.01)	0.01	(0.01)	(0.60)

Net income	$0.52	$0.49	$1.43	$1.02

Shares used in computing earnings per common share:
Basic	38,790	38,465	38,738	38,339
Diluted	39,089	38,693	38,954	38,502

Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues	$1,135,484	$1,069,991	$4,359,697	$4,270,007

Salaries, wages and benefits	652,703	617,961	2,505,690	2,483,086
Supplies	87,103	86,408	342,197	333,056
Rent	90,777	88,084	357,372	348,248
Other operating expenses	240,750	222,521	948,609	886,205
Other income	(2,687)	(2,947)	(11,422)	(11,512)
Depreciation and amortization	31,412	31,893	121,552	125,730
Interest expense	2,843	1,432	7,090	7,880
Investment income	(342)	(1,159)	(1,245)	(4,413)

	1,102,559	1,044,193	4,269,843	4,168,280

Income from continuing operations before income taxes	32,925	25,798	89,854	101,727
Provision for income taxes	13,170	9,453	33,708	39,115

Income from continuing operations	19,755	16,345	56,146	62,612
Discontinued operations, net of income taxes:
Income from operations	1,125	2,396	798	931
Gain (loss) on divestiture of operations	(456)	567	(453)	(23,432)

Net income	$20,424	$19,308	$56,491	$40,111

Earnings per common share:
Basic:
Income from continuing operations	$0.50	$0.42	$1.42	$1.61
Discontinued operations:
Income from operations	0.03	0.06	0.02	0.02
Gain (loss) on divestiture of operations	(0.01)	0.01	(0.01)	(0.60)

Net income	$0.52	$0.49	$1.43	$1.03

Diluted:
Income from continuing operations	$0.50	$0.42	$1.42	$1.60
Discontinued operations:
Income from operations	0.03	0.06	0.02	0.02
Gain (loss) on divestiture of operations	(0.01)	0.01	(0.01)	(0.60)

Net income	$0.52	$0.49	$1.43	$1.02

Shares used in computing earnings per common share:
Basic	38,790	38,465	38,738	38,339
Diluted	39,089	38,693	38,954	38,502

Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$17,168	$16,303
Cash - restricted	5,494	5,820
Insurance subsidiary investments	76,753	106,834
Accounts receivable less allowance for loss	631,877	610,959
Inventories	24,327	22,303
Deferred tax assets	13,439	42,791
Income taxes	42,118	17,447
Other	24,862	21,194

	836,038	843,651

Property and equipment	1,754,170	1,515,700
Accumulated depreciation	(857,623)	(765,602)

	896,547	750,098

Goodwill	242,420	81,223
Intangible assets less accumulated amortization	92,883	64,491
Assets held for sale	7,167	8,806
Insurance subsidiary investments	101,210	100,223
Deferred tax assets	88,816	110,930
Other	72,334	62,802

	$2,337,415	$2,022,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$174,495	$161,066
Salaries, wages and other compensation	291,116	287,772
Due to third party payors	27,115	28,261
Professional liability risks	41,555	47,076
Other accrued liabilities	87,012	78,358
Long-term debt due within one year	91	86

	621,384	602,619

Long-term debt	365,556	147,647
Professional liability risks	207,669	195,126
Deferred credits and other liabilities	111,047	110,238

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 39,495 shares - December 31, 2010 and 39,104 shares - December 31, 2009	9,874	9,776
Capital in excess of par value	828,593	820,407
Accumulated other comprehensive income (loss)	135	(423)
Retained earnings	193,157	136,834

	1,031,759	966,594

	$2,337,415	$2,022,224

Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income	$20,424	$19,308	$56,491	$40,111
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,412	31,893	121,552	126,404
Amortization of stock-based compensation costs	2,600	2,357	10,714	9,905
Provision for doubtful accounts	6,010	7,573	24,397	29,320
Deferred income taxes	35,190	16,097	21,446	10,876
(Gain) loss on divestiture of discontinued operations	456	(567)	453	23,432
Other	2,118	6	252	(1,186)
Change in operating assets and liabilities:
Accounts receivable	(23,853)	46,828	(45,232)	(29,247)
Inventories and other assets	(6,720)	(5,631)	(14,294)	(17,386)
Accounts payable	25,139	34	9,446	(4,088)
Income taxes	(22,272)	(3,365)	3,462	35,009
Due to third party payors	(8,886)	(2,029)	1,213	(6,369)
Other accrued liabilities	(2,485)	(20,993)	20,088	16,939

Net cash provided by operating activities	59,133	91,511	209,988	233,720

Cash flows from investing activities:
Routine capital expenditures	(39,788)	(23,082)	(108,896)	(97,550)
Development capital expenditures	(27,622)	(9,669)	(67,841)	(48,058)
Acquisitions	(191,925)	—	(279,794)	(83,432)
Sale of assets	649	11,948	649	25,967
Purchase of insurance subsidiary investments	(9,229)	(25,997)	(43,913)	(103,477)
Sale of insurance subsidiary investments	9,765	24,733	82,736	122,410
Net change in insurance subsidiary cash and cash equivalents	2,091	5,153	(8,521)	22,005
Change in other investments	—	—	2	2,002
Other	(317)	(339)	962	3,538

Net cash used in investing activities	(256,376)	(17,253)	(424,616)	(156,595)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	920,900	261,900	2,030,800	1,214,400
Repayment of borrowings under revolving credit	(720,400)	(365,300)	(1,812,800)	(1,416,100)
Payment of deferred financing costs	(1,417)	(251)	(2,831)	(855)
Issuance of common stock	14	389	49	957
Other	(7)	4	275	(19)

Net cash provided by (used in) financing activities	199,090	(103,258)	215,493	(201,617)

Change in cash and cash equivalents	1,847	(29,000)	865	(124,492)
Cash and cash equivalents at beginning of period	15,321	45,303	16,303	140,795

Cash and cash equivalents at end of period	$17,168	$16,303	$17,168	$16,303

Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

KINDRED HEALTHCARE, INC.

Supplemental Cash Flow Data

(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009
Reconciliation of net cash flows provided by operating activities to free cash flows:
Net cash provided by operating activities	$59,133	$91,511	$209,988	$233,720
Less routine capital expenditures	(39,788)	(23,082)	(108,896)	(97,550)

Free cash flows available for investment and other capital uses	$19,345	$68,429	$101,092	$136,170

Routine capital expenditures represent expenditures necessary to maintain existing facilities that generally do not increase capacity or add services. As disclosed in the accompanying Condensed Consolidated Statement of Cash Flows, the Company also expends discretionary capital for the development of new facilities or the expansion of services at existing facilities. Due to the discretionary nature of these capital expenditures, they are excluded from the computation of free cash flows available for investment and other capital uses.

The Company recognizes that free cash flows available for investment and other capital uses is a non-GAAP measurement and is not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that this non-GAAP measurement provides important information to investors related to the amount of discretionary cash flows that are available for other investing and other financing activities. In addition, management uses free cash flows available for investment and other capital uses in making decisions related to acquisitions, development capital expenditures, long-term debt repayments and other uses.

Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	2009 Quarters					2010 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year

Revenues	$1,069,474	$1,073,054	$1,057,488	$1,069,991	$4,270,007	$1,089,837	$1,081,364	$1,053,012	$1,135,484	$4,359,697

Salaries, wages and benefits	615,218	620,830	629,077	617,961	2,483,086	627,175	612,205	613,607	652,703	2,505,690
Supplies	80,336	83,912	82,400	86,408	333,056	85,886	85,455	83,753	87,103	342,197
Rent	85,201	86,882	88,081	88,084	348,248	88,319	88,981	89,295	90,777	357,372
Other operating expenses	220,405	221,755	221,524	222,521	886,205	234,204	238,687	234,968	240,750	948,609
Other income	(2,872)	(2,823)	(2,870)	(2,947)	(11,512)	(3,084)	(2,857)	(2,794)	(2,687)	(11,422)
Depreciation and amortization	30,490	31,355	31,992	31,893	125,730	31,121	29,852	29,167	31,412	121,552
Interest expense	2,478	2,229	1,741	1,432	7,880	1,307	1,298	1,642	2,843	7,090
Investment (income) loss	(1,475)	(1,033)	(746)	(1,159)	(4,413)	(877)	377	(403)	(342)	(1,245)

	1,029,781	1,043,107	1,051,199	1,044,193	4,168,280	1,064,051	1,053,998	1,049,235	1,102,559	4,269,843

Income from continuing operations before income taxes	39,693	29,947	6,289	25,798	101,727	25,786	27,366	3,777	32,925	89,854
Provision (benefit) for income taxes	16,352	12,409	901	9,453	39,115	10,631	11,230	(1,323)	13,170	33,708

Income from continuing operations	23,341	17,538	5,388	16,345	62,612	15,155	16,136	5,100	19,755	56,146
Discontinued operations, net of income taxes:
Income (loss) from operations	(581)	(897)	13	2,396	931	(154)	87	(260)	1,125	798
Gain (loss) on divestiture of operations	—	(24,051)	52	567	(23,432)	(137)	54	86	(456)	(453)

Net income (loss)	$22,760	$(7,410)	$5,453	$19,308	$40,111	$14,864	$16,277	$4,926	$20,424	$56,491

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.60	$0.45	$0.14	$0.42	$1.61	$0.38	$0.41	$0.13	$0.50	$1.42
Discontinued operations:
Income (loss) from operations	(0.02)	(0.02)	—	0.06	0.02	—	—	(0.01)	0.03	0.02
Gain (loss) on divestiture of operations	—	(0.62)	—	0.01	(0.60)	—	—	—	(0.01)	(0.01)

Net income (loss)	$0.58	$(0.19)	$0.14	$0.49	$1.03	$0.38	$0.41	$0.12	$0.52	$1.43

Diluted:
Income from continuing operations	$0.60	$0.45	$0.14	$0.42	$1.60	$0.38	$0.41	$0.13	$0.50	$1.42
Discontinued operations:
Income (loss) from operations	(0.02)	(0.02)	—	0.06	0.02	—	—	(0.01)	0.03	0.02
Gain (loss) on divestiture of operations	—	(0.62)	—	0.01	(0.60)	—	—	—	(0.01)	(0.01)

Net income (loss)	$0.58	$(0.19)	$0.14	$0.49	$1.02	$0.38	$0.41	$0.12	$0.52	$1.43

Shares used in computing earnings (loss) per common share:
Basic	38,184	38,307	38,398	38,465	38,339	38,626	38,756	38,778	38,790	38,738
Diluted	38,315	38,415	38,524	38,693	38,502	38,859	38,914	38,838	39,089	38,954

Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(In thousands)

	2009 Quarters					2010 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Revenues:
Hospital division	$492,509	$487,145	$468,069	$485,169	$1,932,892	$507,062	$493,401	$465,198	$507,660	$1,973,321

Nursing center division	529,942	537,545	539,217	543,638	2,150,342	539,321	542,215	539,914	566,435	2,187,885

Rehabilitation division	117,647	120,450	122,625	114,316	475,038	120,144	122,061	124,243	138,507	504,955

	1,140,098	1,145,140	1,129,911	1,143,123	4,558,272	1,166,527	1,157,677	1,129,355	1,212,602	4,666,161

Eliminations	(70,624)	(72,086)	(72,423)	(73,132)	(288,265)	(76,690)	(76,313)	(76,343)	(77,118)	(306,464)

	$1,069,474	$1,073,054	$1,057,488	$1,069,991	$4,270,007	$1,089,837	$1,081,364	$1,053,012	$1,135,484	$4,359,697

Income from continuing operations:
Operating income (loss):
Hospital division	$100,899	$91,027	$78,674	$93,211	$363,811	$95,033	$90,893	$75,373	$95,801 (a)	$357,100

Nursing center division	75,574	79,522	73,383	77,111	305,590	70,249	76,493	69,077	86,853	302,672

Rehabilitation division	15,453	13,599	10,912	10,628	50,592	14,635	14,078	14,148	9,062 (a)	51,923

Corporate:
Overhead	(34,087)	(33,586)	(33,843)	(33,120)	(134,636)	(33,781)	(32,799)	(34,337)	(33,002)	(133,919)
Insurance subsidiary	(1,452)	(1,182)	(1,769)	(1,782)	(6,185)	(480)	(791)	(783)	(1,099)	(3,153)

	(35,539)	(34,768)	(35,612)	(34,902)	(140,821)	(34,261)	(33,590)	(35,120)	(34,101)	(137,072)

Operating income	156,387	149,380	127,357	146,048	579,172	145,656	147,874	123,478	157,615	574,623
Rent	(85,201)	(86,882)	(88,081)	(88,084)	(348,248)	(88,319)	(88,981)	(89,295)	(90,777)	(357,372)
Depreciation and amortization	(30,490)	(31,355)	(31,992)	(31,893)	(125,730)	(31,121)	(29,852)	(29,167)	(31,412)	(121,552)
Interest, net	(1,003)	(1,196)	(995)	(273)	(3,467)	(430)	(1,675)	(1,239)	(2,501)	(5,845)

Income from continuing operations before income taxes	39,693	29,947	6,289	25,798	101,727	25,786	27,366	3,777	32,925	89,854
Provision (benefit) for income taxes	16,352	12,409	901	9,453	39,115	10,631	11,230	(1,323)	13,170	33,708

	$23,341	$17,538	$5,388	$16,345	$62,612	$15,155	$16,136	$5,100	$19,755	$56,146

(a)	Includes acquisition-related costs approximating $1.5 million for the hospital division and $0.6 million for the rehabilitation division.

Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(In thousands)

	Fourth Quarter 2009						Fourth Quarter 2010
		Nursing						Nursing
	Hospital	center	Rehabilitation				Hospital	center	Rehabilitation
	division	division	division	Corporate	Eliminations	Consolidated	division	division	division	Corporate	Eliminations	Consolidated

Revenues	$485,169	$543,638	$114,316	$—	$(73,132)	$1,069,991	$507,660	$566,435	$138,507	$—	$(77,118)	$1,135,484

Salaries, wages and benefits	218,409	278,379	96,976	24,197	—	617,961	230,385	274,784	123,767	23,813	(46)	652,703
Supplies	56,802	28,231	1,158	218	(1)	86,408	57,884	28,131	944	144	—	87,103
Rent	37,153	49,525	1,373	33	—	88,084	39,406	49,647	1,689	35	—	90,777
Other operating expenses	116,747	159,917	5,554	13,434	(73,131)	222,521	123,590	176,667	4,734	12,831	(77,072)	240,750
Other income	—	—	—	(2,947)	—	(2,947)	—	—	—	(2,687)	—	(2,687)
Depreciation and amortization	13,127	12,500	611	5,655	—	31,893	13,421	11,646	830	5,515	—	31,412
Interest expense	(1)	32	—	1,401	—	1,432	2	35	—	2,806	—	2,843
Investment income	(2)	(20)	(2)	(1,135)	—	(1,159)	(2)	(14)	(2)	(324)	—	(342)

	442,235	528,564	105,670	40,856	(73,132)	1,044,193	464,686	540,896	131,962	42,133	(77,118)	1,102,559

Income from continuing operations before income taxes	$42,934	$15,074	$8,646	$(40,856)	$—	25,798	$42,974	$25,539	$6,545	$(42,133)	$—	32,925

Provision for income taxes						9,453						13,170

Income from continuing operations						$16,345						$19,755

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$6,311	$5,130	$412	$11,229	$—	$23,082	$13,835	$12,292	$1,816	$11,845	$—	$39,788
Development	9,606	63	—	—	—	9,669	12,257	15,365	—	—	—	27,622

	$15,917	$5,193	$412	$11,229	$—	$32,751	$26,092	$27,657	$1,816	$11,845	$—	$67,410

Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations (Continued)

(In thousands)

	Year ended December 31, 2009						Year ended December 31, 2010
		Nursing						Nursing
	Hospital	center	Rehabilitation				Hospital	center	Rehabilitation
	division	division	division	Corporate	Eliminations	Consolidated	division	division	division	Corporate	Eliminations	Consolidated

Revenues	$1,932,892	$2,150,342	$475,038	$—	$(288,265)	$4,270,007	$1,973,321	$2,187,885	$504,955	$—	$(306,464)	$4,359,697

Salaries, wages and benefits	875,788	1,102,975	402,986	101,337	—	2,483,086	894,702	1,080,344	431,224	99,480	(60)	2,505,690
Supplies	221,529	108,038	2,827	664	(2)	333,056	228,157	110,266	3,217	557	—	342,197
Rent	147,494	194,835	5,778	141	—	348,248	152,986	198,105	6,136	145	—	357,372
Other operating expenses	471,764	633,739	18,633	50,332	(288,263)	886,205	493,362	694,603	18,591	48,457	(306,404)	948,609
Other income	—	—	—	(11,512)	—	(11,512)	—	—	—	(11,422)	—	(11,422)
Depreciation and amortization	51,932	48,631	2,291	22,876	—	125,730	51,639	45,471	2,709	21,733	—	121,552
Interest expense	2	130	1	7,747	—	7,880	5	131	—	6,954	—	7,090
Investment income	(7)	(111)	(8)	(4,287)	—	(4,413)	(3)	(70)	(6)	(1,166)	—	(1,245)

	1,768,502	2,088,237	432,508	167,298	(288,265)	4,168,280	1,820,848	2,128,850	461,871	164,738	(306,464)	4,269,843

Income from continuing operations before income taxes	$164,390	$62,105	$42,530	$(167,298)	$—	101,727	$152,473	$59,035	$43,084	$(164,738)	$—	89,854

Provision for income taxes						39,115						33,708

Income from continuing operations						$62,612						$56,146

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$26,716	$39,663	$1,043	$30,128	$—	$97,550	$36,967	$37,024	$2,715	$32,190	$—	$108,896
Development	42,371	5,687	—	—	—	48,058	41,140	26,701	—	—	—	67,841

	$69,087	$45,350	$1,043	$30,128	$—	$145,608	$78,107	$63,725	$2,715	$32,190	$—	$176,737

Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2009 Quarters					2010 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital data:
End of period data:
Number of hospitals	82	82	82	83		83	83	83	89
Number of licensed beds	6,520	6,520	6,520	6,580		6,580	6,576	6,563	6,887

Revenue mix %:
Medicare	56	55	55	56	55	56	56	55	58	56
Medicaid	10	10	11	9	10	9	9	9	9	9
Medicare Advantage	10	11	9	9	10	10	10	10	9	10
Commercial insurance and other	24	24	25	26	25	25	25	26	24	25

Admissions:
Medicare	7,421	7,117	6,875	7,283	28,696	7,432	7,125	6,769	7,640	28,966
Medicaid	1,052	1,053	1,165	984	4,254	997	990	1,022	1,034	4,043
Medicare Advantage	1,094	1,091	926	919	4,030	1,129	1,106	936	1,071	4,242
Commercial insurance and other	1,921	1,869	1,969	2,280	8,039	2,262	2,048	1,978	2,020	8,308

	11,488	11,130	10,935	11,466	45,019	11,820	11,269	10,705	11,765	45,559

Admissions mix %:
Medicare	65	64	63	63	64	63	63	63	65	64
Medicaid	9	9	11	9	9	8	9	10	9	9
Medicare Advantage	9	10	8	8	9	10	10	9	9	9
Commercial insurance and other	17	17	18	20	18	19	18	18	17	18

Patient days:
Medicare	197,377	197,203	188,712	196,067	779,359	202,882	195,964	179,324	198,129	776,299
Medicaid	50,868	50,485	53,585	47,352	202,290	47,813	45,952	48,514	46,596	188,875
Medicare Advantage	35,229	36,806	29,912	30,315	132,262	34,524	36,000	31,186	32,868	134,578
Commercial insurance and other	65,509	61,960	65,717	74,253	267,439	75,483	70,651	70,198	69,585	285,917

	348,983	346,454	337,926	347,987	1,381,350	360,702	348,567	329,222	347,178	1,385,669

Average length of stay:
Medicare	26.6	27.7	27.4	26.9	27.2	27.3	27.5	26.5	25.9	26.8
Medicaid	48.4	47.9	46.0	48.1	47.6	48.0	46.4	47.5	45.1	46.7
Medicare Advantage	32.2	33.7	32.3	33.0	32.8	30.6	32.5	33.3	30.7	31.7
Commercial insurance and other	34.1	33.2	33.4	32.6	33.3	33.4	34.5	35.5	34.4	34.4
Weighted average	30.4	31.1	30.9	30.3	30.7	30.5	30.9	30.8	29.5	30.4

Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2009 Quarters					2010 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital data (continued):
Revenues per admission:
Medicare	$37,262	$37,748	$37,105	$37,620	$37,436	$38,078	$38,938	$37,675	$38,368	$38,272
Medicaid	45,160	45,759	43,640	43,314	44,465	45,738	42,774	42,910	41,704	43,266
Medicare Advantage	46,387	46,950	47,597	47,807	47,141	45,187	46,169	48,122	44,744	45,979
Commercial insurance and other	61,286	63,716	59,957	54,662	59,647	56,344	59,842	61,314	61,131	59,553
Weighted average	42,872	43,769	42,805	42,314	42,935	42,899	43,784	43,456	43,150	43,313

Revenues per patient day:
Medicare	$1,401	$1,362	$1,352	$1,397	$1,378	$1,395	$1,416	$1,422	$1,479	$1,428
Medicaid	934	954	949	900	935	954	922	904	925	926
Medicare Advantage	1,440	1,392	1,473	1,449	1,436	1,478	1,418	1,444	1,458	1,449
Commercial insurance and other	1,797	1,922	1,796	1,678	1,793	1,688	1,735	1,728	1,775	1,730
Weighted average	1,411	1,406	1,385	1,394	1,399	1,406	1,416	1,413	1,462	1,424

Medicare case mix index (discharged patients only)	1.22	1.23	1.19	1.18	1.21	1.21	1.21	1.19	1.17	1.19

Average daily census	3,878	3,807	3,673	3,782	3,785	4,008	3,830	3,579	3,774	3,796
Occupancy %	66.0	64.7	63.6	64.3	64.7	68.2	66.1	62.0	64.0	65.1

Annualized employee turnover %	21.3	22.1	22.8	22.1		21.8	22.6	22.3	22.0

Nursing and rehabilitation center data:
End of period data:
Number of facilities:
Nursing and rehabilitation centers:
Owned or leased	218	218	218	218		218	219	222	222
Managed	4	4	4	4		4	4	4	4
Assisted living facilities	6	6	6	6		6	7	7	7

	228	228	228	228		228	230	233	233

Number of licensed beds:
Nursing and rehabilitation centers:
Owned or leased	26,821	26,821	26,769	26,711		26,711	26,760	27,030	26,957
Managed	485	485	485	485		485	485	485	485
Assisted living facilities	317	317	317	327		327	463	463	463

	27,623	27,623	27,571	27,523		27,523	27,708	27,978	27,905

Revenue mix %:
Medicare	35	35	34	33	34	35	34	33	36	35
Medicaid	41	41	42	43	42	41	41	41	39	40
Medicare Advantage	6	6	6	6	6	6	7	7	7	7
Private and other	18	18	18	18	18	18	18	19	18	18

Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2009 Quarters					2010 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Nursing and rehabilitation center data (continued):
Patient days (excludes managed facilities):
Medicare	374,853	375,140	360,009	353,443	1,463,445	369,102	363,149	346,837	344,018	1,423,106
Medicaid	1,326,654	1,323,157	1,357,596	1,368,198	5,375,605	1,312,517	1,292,246	1,289,643	1,287,739	5,182,145
Medicare Advantage	80,352	82,652	84,322	86,449	333,775	87,692	92,051	91,643	94,336	365,722
Private and other	403,320	415,510	415,467	403,166	1,637,463	397,550	415,921	437,413	453,357	1,704,241

	2,185,179	2,196,459	2,217,394	2,211,256	8,810,288	2,166,861	2,163,367	2,165,536	2,179,450	8,675,214

Patient day mix %:
Medicare	17	17	16	16	17	17	17	16	16	16
Medicaid	61	60	61	62	61	61	60	60	59	60
Medicare Advantage	4	4	4	4	4	4	4	4	4	4
Private and other	18	19	19	18	18	18	19	20	21	20

Revenues per patient day:
Medicare Part A	$457	$459	$464	$466	$461	$470	$469	$468	$534	$485
Total Medicare (including Part B)	497	500	508	510	503	513	515	519	587	533
Medicaid	165	167	166	170	167	168	171	171	171	170
Medicare Advantage	380	392	398	405	394	398	400	405	432	409
Private and other	235	232	234	239	235	238	234	232	228	233
Weighted average	243	245	243	246	244	249	250	249	260	252

Average daily census	24,280	24,137	24,102	24,035	24,138	24,076	23,773	23,538	23,690	23,768
Admissions (excludes managed facilities)	18,166	18,456	17,803	18,376	72,801	19,026	18,924	19,383	19,118	76,451
Occupancy %	89.3	88.9	88.9	88.9	89.0	89.0	87.3	86.8	86.4	87.4
Medicare average length of stay	34.8	35.5	36.3	35.1	35.4	33.7	35.2	34.3	33.0	34.0

Annualized employee turnover %	37.9	39.9	40.2	38.9		36.7	38.8	39.8	39.6

Rehabilitation data:
Revenue mix %:
Company-operated	61	60	59	64	61	64	63	61	56	61
Non-affiliated	39	40	41	36	39	36	37	39	44	39

Sites of service (at end of period)	661	659	660	622		619	633	650	696
Revenue per site	$177,984	$182,775	$185,797	$183,789	$730,345	$194,094	$192,829	$191,142	$199,004	$777,069

Therapist productivity %	84.8	84.8	83.5	83.8	84.2	83.8	84.2	82.1	78.6	82.0

Annualized employee turnover %	10.9	11.6	13.1	12.8		12.6	14.2	15.4	14.4

Kindred Healthcare Fourth Quarter Results Exceed Company’s Guidance

February 8, 2011

KINDRED HEALTHCARE, INC.

Earnings Per Common Share Reconciliation (a)

(In thousands, except per share amounts)

	Three months ended December 31,				Year ended December 31,
	2010		2009		2010		2009
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings:
Income from continuing operations:
As reported in Statement of Operations	$19,755	$19,755	$16,345	$16,345	$56,146	$56,146	$62,612	$62,612
Allocation to participating unvested restricted stockholders	(347)	(344)	(260)	(259)	(1,015)	(1,009)	(1,094)	(1,090)

Available to common stockholders	$19,408	$19,411	$16,085	$16,086	$55,131	$55,137	$61,518	$61,522

Discontinued operations, net of income taxes:
Income from operations:
As reported in Statement of Operations	$1,125	$1,125	$2,396	$2,396	$798	$798	$931	$931
Allocation to participating unvested restricted stockholders	(20)	(20)	(38)	(38)	(14)	(14)	(16)	(16)

Available to common stockholders	$1,105	$1,105	$2,358	$2,358	$784	$784	$915	$915

Gain (loss) on divestiture of operations:
As reported in Statement of Operations	$(456)	$(456)	$567	$567	$(453)	$(453)	$(23,432)	$(23,432)
Allocation to participating unvested restricted stockholders	8	8	(9)	(9)	8	8	409	408

Available to common stockholders	$(448)	$(448)	$558	$558	$(445)	$(445)	$(23,023)	$(23,024)

Net income:
As reported in Statement of Operations	$20,424	$20,424	$19,308	$19,308	$56,491	$56,491	$40,111	$40,111
Allocation to participating unvested restricted stockholders	(359)	(356)	(307)	(306)	(1,021)	(1,015)	(701)	(698)

Available to common stockholders	$20,065	$20,068	$19,001	$19,002	$55,470	$55,476	$39,410	$39,413

Shares used in the computation:
Weighted average shares outstanding - basic computation	38,790	38,790	38,465	38,465	38,738	38,738	38,339	38,339

Dilutive effect of employee stock options		137		158		135		128
Dilutive effect of performance-based restricted shares		162		70		81		35

Adjusted weighted average shares outstanding - diluted computation		39,089		38,693		38,954		38,502

Earnings per common share:
Income from continuing operations	$0.50	$0.50	$0.42	$0.42	$1.42	$1.42	$1.61	$1.60
Discontinued operations:
Income from operations	0.03	0.03	0.06	0.06	0.02	0.02	0.02	0.02
Gain (loss) on divestiture of operations	(0.01)	(0.01)	0.01	0.01	(0.01)	(0.01)	(0.60)	(0.60)

Net income	$0.52	$0.52	$0.49	$0.49	$1.43	$1.43	$1.03	$1.02

(a)	Earnings per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. On January 1, 2009, the Company adopted the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.